Tecnoglass Announces Pricing of Follow-On Offering of Ordinary Shares

BARRANQUILLA, Colombia – March 21, 2019 – Tecnoglass Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced the pricing of an underwritten follow-on public offering of 5,000,000 ordinary shares at a price to the public of $7.00 per share. In addition, Tecnoglass has granted the underwriters a 30-day option to purchase up to an additional 750,000 ordinary shares at the public offering price, less the underwriting discount. All of the net proceeds from the offering will be received by Tecnoglass. The offering is expected to close on March 25, 2019 subject to customary closing conditions.

Tecnoglass intends to use the net proceeds of this offering for investments in growth capital expenditures (including to purchase new equipment), its Saint-Gobain joint venture and for working capital and other general corporate purposes.

Baird and Raymond James are serving as lead joint book-running managers for the proposed offering. B. Riley FBR is serving as an additional joint book-running manager for the proposed offering with D.A. Davidson & Co. and Dougherty & Company acting as co-managers.

The securities described above are being offered by Tecnoglass pursuant to a shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission on October 19, 2018 and was declared effective on November 8, 2018. A final prospectus supplement and accompanying base prospectus relating to and describing the ordinary shares offered in the public offering described above will be filed with the SEC. The offering is being made only by means of a prospectus, including a prospectus supplement, that forms part of the registration statement referred to above. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The prospectus supplement and the accompanying prospectus related to the offering may be obtained at the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to this offering may also be obtained from Robert W. Baird & Co. Incorporated, Attn: Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, syndicate@rwbaird.com, telephone: (800) 792-2473; Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com; or B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, VA 22209, prospectuses@brileyfbr.com, telephone: (703) 312-9580.

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the leading architectural glass transformation company in Colombia and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to North, Central and South America, the Caribbean, and the Pacific. Tecnoglass supplies over 1,000 customers in North, Central and South America, with the United States accounting for 80% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco).

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding future financial performance, future growth, future acquisitions and the completion, timing, size and use of proceeds of the proposed public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to the satisfaction of closing conditions related to the proposed public offering. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission, including those set forth in the risk factors section of the prospectus supplement used in connection with the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. All forward-looking statements contained in this press release speak only as of the date on which they were made. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s preliminary prospectus supplement filed with the SEC on March 12, 2019, including the documents incorporated by reference therein, which includes its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 8, 2019 and its other periodic reports filed with the SEC.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com